Exhibit 99.2

First Market Bank, F.S.B. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30 2009	September 30 2008
	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$21,802,485	$34,001,634
Interest-bearing deposits in other banks	103,754,817	840,666

Cash and cash equivalents	125,557,302	34,842,300
Securities available-for-sale, at fair value	205,642,494	138,503,168
Securities held-to-maturity	21,248,378	36,216,798
Federal Home Loan Bank stock, at cost	6,578,500	8,375,700
Loans, net of deferred loan fees	1,028,479,254	1,067,778,667
Allowance for loan losses	(14,986,454)	(13,297,296)

Net loans	1,013,492,800	1,054,481,371
Premises and equipment, net	22,730,830	22,976,077
Accrued interest receivable	4,158,223	4,633,771
Deferred tax asset, net	5,729,024	6,389,034
Bank-owned life insurance	15,309,499	14,543,666
Other assets	9,660,720	8,865,584

Total assets	$1,430,107,770	$1,329,827,469

Liabilities And Stockholders’ Equity
Liabilities:
Deposits:
Demand deposits:
Noninterest-bearing	$181,667,798	$168,195,807
Interest-bearing	398,582,780	374,095,270
Savings	34,357,365	34,736,151
Time deposits :
Less than $100,000	313,793,766	313,188,669
Greater than or equal to $100,000	244,915,280	159,925,968

Total deposits	1,173,316,989	1,050,141,865
Short-term borrowed funds	106,144,768	110,796,234
Long-term debt	17,500,000	77,500,000
Accrued interest payable	1,274,448	1,594,036
Accrued expenses and other liabilities	3,991,516	1,315,477

Total liabilities	1,302,227,721	1,241,347,612

Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, Series A 9% Non-Cumulative, $100,000 par value; 100 shares authorized and issued	10,000,000	10,000,000
Preferred stock, Series B Non-Cumulative Perpetual, $10 par value; $1,000 liquidation value, 33,900 shares authorized and issued	339,000	—
Preferred stock, Series C Non-Cumulative Perpetual, $.01 par value; 1,695 shares authorized and issued	17	—
Common stock, $0.01 par value; 1,068.262 shares authorized and issued	11	11
Additional paid-in capital	57,988,220	22,732,237
Retained earnings	57,964,505	57,111,240
Discount on preferred stock, Series B	(1,765,516)	—
Premium on preferred stock, Series C	260,917	—
Accumulated other comprehensive income (loss)	3,092,895	(1,363,631)

Total stockholders’ equity	127,880,049	88,479,857

Total liabilities and stockholders’ equity	$1,430,107,770	$1,329,827,469

See accompanying notes to condensed consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Condensed Consolidated Statements Of Income

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
Interest and dividend income:
Interest and fees on loans	$14,335,628	$16,267,773	$42,803,479	$48,942,171
Interest and dividends on investment securities:
U.S. Government agencies and corporations	2,348,279	2,108,876	6,524,679	6,170,390
State and municipal securities	111,611	41,874	253,552	123,696
Other securities	9,609	7,356	24,739	145,080
Interest-bearing deposits in other banks	87,283	4,766	165,980	38,991

Total interest and dividend income	16,892,410	18,430,645	49,772,429	55,420,328

Interest expense:
Deposits	4,676,298	6,368,881	15,156,220	19,904,239
Short-term borrowed funds	307,911	696,663	459,097	2,334,158
Long-term debt	559,303	883,780	2,163,655	2,704,122

Total interest expense	5,543,512	7,949,324	17,778,972	24,942,519

Net interest income	11,348,898	10,481,321	31,993,457	30,477,809

Provision for loan losses	2,000,000	905,000	4,420,000	3,105,000

Net interest income after provision for loan losses	9,348,898	9,576,321	27,573,457	27,372,809

Noninterest income:
Service charges on deposit accounts	2,062,171	1,965,921	6,002,054	5,709,305
Gain on sale of securities	66	53	839	83,557
Other-than-temporary impairment of securities	—	(4,429,260)	—	(4,429,260)
Other	1,029,353	988,670	3,081,114	3,077,082

Total noninterest income	3,091,590	(1,474,616)	9,084,007	4,440,684

Noninterest expense:
Personnel	5,143,260	5,353,859	16,531,931	16,155,186
Occupancy	1,241,637	1,176,728	3,725,877	3,481,407
Equipment	573,492	537,719	1,721,667	1,577,840
Marketing and advertising	235,383	314,812	718,570	992,075
Data processing	1,094,279	1,147,102	3,254,306	3,464,423
Telecommunications	139,969	157,319	445,158	471,254
Legal and professional fees	256,422	282,417	853,009	791,943
Printing and office supplies	107,401	140,340	375,537	425,517
General and administrative	1,678,944	1,197,020	5,157,078	3,257,690

Total noninterest expense	10,470,787	10,307,316	32,783,133	30,617,335

Income (loss) before income taxes	1,969,701	(2,205,611)	3,874,331	1,196,158

Income tax expense (benefit)	787,045	(929,435)	1,208,297	215,421

Net income (loss)	$1,182,656	$(1,276,176)	$2,666,034	$980,737

See accompanying notes to condensed consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Consolidated Statements Of Cash Flows

Nine Months Ended September 30, 2009 and 2008

	2009	2008
Cash Flows From Operating Activities:
Net income	$2,666,034	$980,737
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization, and accretion, net	2,607,536	2,105,948
Provision for loan losses	4,420,000	3,105,000
Realized gain on sales/calls of investment securities	(839)	(83,557)
Loss on write-down of other-than-temporary impairment of securities	—	4,429,260
Increase in bank-owned life insurance	(392,825)	(417,723)
Changes in operating assets and liabilities:
Accrued interest receivable	(55,009)	547,099
Other assets	(510,162)	(614,912)
Accrued interest payable	(291,947)	(341,314)
Other liabilities	799,307	(3,565,299)

Net cash provided by operating activities	9,242,095	6,145,239

Cash Flows From Investing Activities:
Net decrease (increase) in loans	12,263,597	(99,260,862)
Proceeds from maturities and issuer calls of securities held-to-maturity	5,853,527	26,673,128
Proceeds from maturities and issuer calls of securities available-for-sale	33,780,544	60,317,123
Purchases of securities available-for-sale	(89,272,091)	(53,310,403)
Purchases of premises and equipment	(696,815)	(6,229,347)
Purchases of Federal Home Loan Bank stock	(65,000)	(967,400)

Net cash used in investing activities	(38,136,238)	(72,777,761)

Cash Flows From Financing Activities:
Net increase in deposits	98,251,841	76,054,132
Net decrease in short-term borrowed funds	(7,117,947)	(13,519,550)
Proceeds from issuance of common stock	—	6,000,000
Proceeds from issuance of preferred stock	34,090,401	—
Cash dividends paid on preferred stock	(1,644,964)	(675,000)

Net cash provided by financing activities	123,579,331	67,859,582

Net increase in cash and cash equivalents	94,685,188	1,227,060
Cash and cash equivalents at beginning of period	30,872,114	33,615,240

Cash and cash equivalents at end of period	$125,557,302	$34,842,300

Supplemental Disclosure of Cash Flow Information
Interest paid	$12,397,846	$32,764,121

Income taxes paid	$1,275,000	$3,250,000

Transfer of loans to repossessed assets	$877,514	$—

See accompanying notes to condensed consolidated financial statements.

First Market Bank, F.S.B.

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2009

Note 1. Accounting Policies

The consolidated financial statements include the accounts of First Market Bank, F.S.B. and its subsidiaries (“FMB”). Significant inter-company accounts and transactions have been eliminated in consolidation. The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and follow general practice within the banking industry. Accordingly, the unaudited condensed consolidated financial statements do not include all the information and footnotes required by GAAP for complete financial statements. However, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of the interim periods presented have been made. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full year.

These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in FMB’s 2008 Audited Financial Statements. If needed, certain previously reported amounts have been reclassified to conform to current period presentation.

Note 2. Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued ASC 105 which established the Accounting Standards Codification (“Codification”) as the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Accordingly, the Company adopted the provisions of ASC 105 in the third quarter 2009. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. The Company does not expect the adoption of the provisions of ASC 105 to have a material effect on the Company’s financial condition and results of operations.

Also in June 2009, the FASB issued ASC 860 (formerly SFAS No. 166), Transfers and Servicing. This statement removes the concept of a qualifying special-purpose entity and eliminates the exception for qualifying special-purpose entities from consolidation guidance. In addition, it establishes specific conditions for reporting a transfer of a portion of a financial asset as a sale. If the transfer does not meet established sale conditions, sale accounting can be achieved only if the transferor transfers an entire financial asset or a group of entire financial assets and surrenders control over the entire transferred asset(s). ASC 860 is effective for fiscal years beginning after November 15, 2009. Accordingly, the Company will adopt the provisions of SFAS 166 in the first quarter 2010. The Company does not expect the adoption of ASC 860 to have a material effect on the Company’s financial condition and results of operations.

In May 2009, the FASB issued ASC 855 (formerly SFAS No. 165), Subsequent Events. This statement sets forth the circumstances under which an entity should recognize events occurring after the balance sheet date and the disclosures that should be made. Also, this statement requires disclosure of the date through which the entity has evaluated subsequent events (for public companies, and other companies that expect to widely distribute their financial statements, this date is the date of financial statement issuance, and for nonpublic companies, the date the financial statements are available to be issued). The effective date is for interim and annual periods ending after June 15, 2009. The Company adopted ASC 855 during the second quarter of 2009 and the adoption did not have a material effect on the Company’s financial condition and results of operations.

Note 3. Investment Securities

The amortized cost and fair value of securities, with gross unrealized gains and losses, follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities held-to-maturity:
September 30,2009:
U.S. Government agencies and corporations	$4,995,581	$345,070	$—	$5,340,651
Mortgage-backed securities	11,969,658	494,153	—	12,463,811
State and municipal securities	3,254,236	210,838	—	3,465,074
Corporate debt securities	1,028,903	—	(63,903)	965,000

	$21,248,378	$1,050,061	$(63,903)	$22,234,536

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available-for-sale:
September 30,2009:
U.S. Government agencies and corporations	$7,777,073	$691,085	$—	$8,468,158
Mortgage-backed securities	185,248,867	5,394,039	(973,348)	189,669,558
State and municipal securities	6,958,167	400,157	—	7,358,324
Corporate debt securities	416,192	—	(269,738)	146,454

	$200,400,299	$6,485,281	$(1,243,086)	$205,642,494

At September 30, 2009, securities with a carrying amount of $89,083,481 were pledged to secure public deposits, repurchase agreements, and for other purposes required or permitted by law.

The amortized cost and fair value of investment securities by contractual maturity at September 30, 2009 follows:

	Securities Held-to-Maturity		Securities Available-for-Sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Within 1 year	$—	$—	$—	$—
Over 1 year through 5 years	4,995,581	5,340,650	—	—
After 5 years through 10 years	—	—	6,620,088	7,178,859
Over 10 years	4,283,139	4,430,074	8,531,344	8,794,077
Mortgage-backed securities	11,969,658	12,463,811	185,248,867	189,669,558

	$21,248,378	$22,234,536	$200,400,299	$205,642,494

Information pertaining to securities with gross unrealized losses at September 30, 2009, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	September 30, 2009 Continuous Unrealized Losses Existing for:
	Fair Value	Less than 12 Months	Fair Value	More than 12 Months	Fair Value	Total Unrealized Losses
Securities held-to-maturity:
State and municipal securities	$—	$—	$—	$—	$—	$—
Corporate debt securities	—	—	965,000	(63,903)	965,000	(63,903)

	$—	$—	$965,000	$(63,903)	$965,000	$(63,903)

Securities available-for-sale:
U.S. Government agencies and corporations	$—	$—	$—	$—	$—	$—
Mortgage-backed securities	2,331,672	(46,785)	10,983,936	(926,564)	13,315,607	(973,349)
Corporate debt securities	—	—	146,454	(269,738)	146,454	(269,738)

	$2,331,672	$(46,785)	$11,130,389	$(1,196,302)	$13,462,061	$(1,243,087)

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to the following primary relevant factors (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) the continued ability of the issuer to maintain payment of the coupon or dividend, (4) adverse market, or other significant factors, and (5) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At September 30, 2009, there were $12,095,389 of individual securities that had been in a continuous loss position for more than 12 months. Additionally, these securities had an unrealized loss of $1,260,205 and primarily consisted of mortgage-backed securities. In the second quarter of 2009, the Company adopted ASC 320-10-65 Transition Related to FAS 115-2 and FAS 124-2 Recognition and Presentation of Other-Than-Temporary Impairments (“FSP FAS 115-2 and FAS 124-2”) that amended other-than-temporary impairment (“OTTI”) guidance for debt securities regarding recognition and disclosure. The major change in the guidance was that an impairment is other-than-temporary if any of the following conditions exist: the entity intends to sell the security, it is more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis; or the entity does not expect to recover the security’s entire amortized cost basis (even if the entity does not intend to sell). If a credit loss exists, but an entity does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, the impairment is other-than-temporary and should be separated into a credit portion to be recognized in earnings and the remaining amount relating to all other factors recognized as other comprehensive loss. As of September 30, 2009, we have not recognized OTTI on any debt securities. Our adoption of FSP No. 115-2 and FAS 124-2 did not have a material impact on our financial condition or results of operations.

Note 4. Loans

A summary of the balances of loans at September 30 follows:

	2009	2008
Commercial	$132,177,907	$136,927,682
Construction	546,130,641	547,520,098
Consumer	349,322,966	382,177,928

	1,027,631,514	1,066,625,708

Deferred loan fees and costs	847,740	1,152,959
Allowance for loan losses	(14,986,454)	(13,297,296)

Net loans	$1,013,492,800	$1,054,481,371

An analysis of allowance for loan losses at September 30 follows:

	2009	2008
Balance at beginning of year	$13,525,893	$11,595,844
Provision for loan losses	4,420,000	3,105,000
Recoveries of amounts previously charged off	859,166	308,047
Amounts charged off	(3,818,605)	(1,711,595)

Balance at end of quarter	$14,986,454	$13,297,296

The following is a summary of information pertaining to impaired and nonaccrual loans at September 30:

	2009	2008
Impaired loans without a valuation allowance	$3,044,860	$1,332,334
Impaired loans with a valuation allowance	7,275,246	—

Total impaired loans	$10,320,106	$1,332,334

Valuation allowance related to impaired loans	$1,593,775	$—

Total nonaccrual loans	$19,304,491	$3,900,992

Total loans past due ninety days or more and still accruing	$2,600,166	$—

	2009	2008
Average investment in impaired loans	$6,637,669	$866,986

Interest income recognized on impaired loans	$36,389	$—

Interest income recognized on a cash basis on impaired loans	$17,175	$—

Note 5. Minimum Regulatory Capital Requirements

Capital resources represent one of the fundamental sources of funds which financial institutions leverage to maximize return to shareholders. FMB’s capital is reviewed by management on an ongoing basis with reference to the size, composition, and quality of the Bank’s resources and consistency with regulatory requirements and industry standards. Management seeks to maintain FMB’s capital structure in a manner that will both assure an adequate level of capital is available to support anticipated asset growth and to absorb potential losses.

The Office of Thrift Supervision, FMB’s primary regulator, along with the Federal Reserve and other bank regulatory agencies, has adopted capital guidelines to supplement the existing definitions of capital for regulatory purposes and to establish minimum capital standards. Specifically, the guidelines categorize assets and off-balance sheet items into four risk-weighted categories. The minimum ratio of qualifying total assets is 8.0%, of which 4.0% must be Tier 1 capital, consisting of common equity, retained earnings and a limited amount of perpetual preferred stock, less certain intangible items. FMB had a ratio of total capital to risk-weighted assets of 14.01% and 10.67% on September 30, 2009 and 2008, respectively. The Bank’s ratio of Tier 1 capital to risk-weighted assets was 11.23% and 7.95% at September 30, 2009 and 2008, respectively, allowing the Bank to meet the definition of “well-capitalized” for regulatory purposes. Both of these ratios exceeded the minimum requirements of “well-capitalized” as established by the regulatory agencies.

In February, 2009, FMB issued 33,900 shares of its Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B (“Preferred Stock”) having a liquidation preference of $1,000 per share, and 1,695 shares of its Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C (“Warrant Preferred”), for a total price of $33.9 million. The issuance was made pursuant to the United States Department of the Treasury’s Capital Purchase Program under the Troubled Asset Relief Program. The Preferred Stock pays a non-cumulative dividend at a rate of 5% per year during the first five years and thereafter at 9% per year. The Warrant Preferred pays a non-cumulative dividend at a rate of 9% per year. The transaction closed on February 6, 2009.

The following summarizes the Company’s regulatory capital and related ratios over the periods ended September 30:

	2009	2008
Tier I capital	$124,847,664	$89,843,613
Total capital	155,740,343	120,640,909
Risk-weighted assets	1,111,695,382	1,130,543,602
Adjusted total assets	1,427,881,665	1,334,503,181

Risk-based capital ratios:
Tier I capital to risk-weighted assets:
Actual	11.23%	7.95%
Regulatory minimum	4.00	4.00
Well capitalized under prompt corrective action provisions	6.00	6.00

Total capital to risk-weighted assets:
Actual	14.01%	10.67%
Regulatory minimum	8.00	8.00
Well capitalized under prompt corrective action provisions	10.00	10.00

Tier 1 capital to adjusted total assets:
Actual	8.74%	6.73%
Regulatory minimum	4.00	4.00
Well capitalized under prompt corrective action provisions	5.00	5.00

Note 6. Commitments and Contingencies

Commitments to extend credit are agreements to lend to customers as long as there are no violations of any conditions established in the contracts. Commitments generally have fixed expiration dates or other termination clauses and may require payments of fees. Because many of the commitments may expire without being completely drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. At September 30, 2009 and 2008, the Company had outstanding loan commitments of $306,626,421 and $324,494,613, respectively.

Letters of credit written are conditional commitments issued by the Company to guarantee the performance of customers to third parties. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The amount of standby letters of credit whose contract amounts represent credit risk totaled $19,811,989 and $20,146,672 at September 30, 2009 and 2008, respectively.

Note 7. Fair Value Measurements

The Company adopted ASC 820 (formerly SFAS No. 157), Fair Value Measurements and Disclosures (“ASC 820”), on January 1, 2008 to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. This statement clarifies that fair value of certain assets and liabilities is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between willing market participants.

ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. The three levels of the fair value hierarchy under ASC 820 based on these two types of inputs are as follows:

Level 1:	Valuation is based on quoted prices in active markets for identical assets and liabilities.

Level 2:	Valuation is based on observable inputs including quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar instruments in less active markets, and model-based valuation techniques and appraisals for which significant assumptions can be derived from or corroborated by observable data in the market.

Level 3:	Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market.

The following is a description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy:

Securities

Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities generally include exchange traded equities and preferred stocks, and highly liquid U.S. Treasury securities. Level 2 securities generally include U.S. agency securities, mortgage-backed securities, obligations of states and political subdivisions and certain corporate, asset backed and other securities. If quoted market prices are not available, then fair values are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow analysis. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities may be classified within Level 3 of the valuation hierarchy. At September 30 2009, all of FMB’s securities are considered to be within Level 1 or Level 2 of the valuation hierarchy.

Fair Value on a Recurring Basis

The table below sets forth the balances of any assets or liabilities measured at fair value on a recurring basis as of September 30, 2009:

	Total	Level 1	Level 2	Level 3
Available-for-sale securities	$205,642,494	$259,627	$205,382,867	$—

	$205,642,494	$259,627	$205,382,867	$—

Fair Value on a Nonrecurring Basis

Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, assets whose fair value was recognized to be below cost at the end of the period).

The following describes the valuation techniques used by FMB to measure certain financial assets recorded at fair value on a nonrecurring basis in the financial statements.

Impaired Loans

Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Fair value is measured based on the value of the collateral securing the loans, which may be in the form of real estate, marketable securities or other assets. The majority of FMB’s collateral with respect to impaired loans at September 30, 2009 is real estate. When the fair value of the collateral is based on an observable market price or a current appraised value, the impaired loan is recorded as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the impaired loan is recorded as nonrecurring Level 3.

The table below sets forth the balances of any assets or liabilities measured at fair value on a nonrecurring basis as of September 30, 2009:

	Total	Level 1	Level 2	Level 3
Impaired loans	$10,320,106	$—	$10,320,106	$—

	$10,320,106	$—	$10,320,106	$—

ASC 825 (formerly FSP FAS 107-1 and APB 28-1), Financial Instruments, is effective for interim periods ending after June 15, 2009. This statement requires disclosure about fair value of financial instruments for interim periods and excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

Cash and cash equivalents: The carrying amounts of cash and short-term instruments approximate their fair values.

Securities: For fair value methodologies used see discussion above.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposits: The fair values disclosed for demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair values of fixed-maturity certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowed funds: The carrying amount of short-term borrowings approximate their fair values.

Long-term debt: The fair value of long-term debt is estimated based on interest rates currently available for debt with similar terms and remaining maturities.

Accrued interest: The carrying amounts of accrued interest approximate fair value.

Off-balance-sheet credit-related instruments: Fair values for FMB’s off-balance-sheet credit-related instruments statement (loan commitments) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standings. The fair value for such commitments is nominal.

The period-end estimated fair values of financial instruments were as follows:

	September 30, 2009
	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$125,557,302	$125,557,302
Securities	226,890,872	227,877,030
Federal Home Loan Bank stock	6,578,500	6,578,500
Loans receivable, net	1,013,492,800	1,012,327,950
Accrued interest receivable	4,158,223	4,158,223

Financial liabilities:
Deposits	1,173,316,989	1,181,268,602
Short-term borrowed funds	106,144,768	107,902,890
Long-term debt	17,500,000	17,542,010
Accrued interest payable	1,274,448	1,274,448

Note 8. Subsequent Events

We have evaluated whether any subsequent events that require recognition or disclosure in the accompanying financial statements and notes thereto have taken place through the date these financial statements were issued April 19, 2010 and we have determined that there are no such subsequent events to report.